UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2021

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6 Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b): As previously disclosed, on December 31, 2020, Arch Therapeutics, Inc. (the “Company”) and Richard Davis, the Company’s current Chief Financial Officer, entered into a transition agreement (the “Transition Agreement”), under which Mr. Davis agreed to continue in his current role as the Company’s Chief Financial Officer until the earlier of (i) when a successor is named and ready to perform the daily duties of Chief Financial Officer, and (ii) June 30, 2021 (such date, the “Transition End Date”), upon which date Mr. Davis will retire as Chief Financial Officer. Under the terms of the Transition Agreement, Mr. Davis agreed to continue to work as an employee of the Company in a non-executive role to provide support and ensure a smooth and successful transition for a period of six months following the Transition End Date (the “Post Executive Period”). On May 3, 2021, in connection with the appointment of Mr. Abrams as employee of the Company effective May 3, 2021, and then as the Company’s new Chief Financial Officer effective as of May 10, 2021; (i) the Company and Mr. Davis mutually agreed to amend the Transition Agreement to provide that the Transition End Date will occur on June 30, 2021 and the Post Executive Period will commence on July 1, 2021 and end on December 31, 2021 (the “Amendment”).

(c) and (e): Also effective May 3, 2021, the Company has appointed Mr. Michael S. Abrams as an employee and then, effective as of May 10, 2021, as its Chief Financial Officer and Treasurer. The Company issued a press release announcing the appointment of Mr. Abrams on May 3, 2021, which is attached hereto as Exhibit 99.1.

Mr. Abrams, age 51, brings over 25 years of experience as a Chief Financial Officer to numerous public and private companies, principal investor, investment banker, merchant banker, strategic advisor, financial advisor, and Board member. Mr. Abrams’ experience and capabilities span a broad range of activities with a particular expertise in the areas of operational management, complex financial engineering, financial advisory, capital markets strategy. mergers and acquisitions and turnarounds primarily for companies in the technology and healthcare sectors. Mr. Abrams graduated with an MBA with Honors from the Booth School of Business at the University of Chicago and received his BBA with Honors from the University of Massachusetts at Amherst as a William F. Field Alumni scholar given annually to the top finance student in the class.

There are no family relationships between Mr. Abrams and any of the Company’s other officers or directors, and except as expressly described in this report the Company is not aware of any transaction relating to Mr. Abrams that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

In connection with Mr. Abrams’ appointment, the Company has entered into an executive employment agreement with Mr. Abrams. The agreement continues until terminated by the Company or by Mr. Abrams. Pursuant to the terms of the agreement, (a) Mr. Abrams is entitled to an initial annual base salary of $325,000, (b) is eligible to receive an annual cash bonus in an amount of up to 30% of Mr. Abrams’ then-current annual base salary, to be awarded at the sole discretion of the Company’s Board of Directors, and (c) is eligible for benefits generally made available to similarly situated executives of the Company, including participation in equity compensation or other incentive plans subject to the discretion and approval of the Company’s Board of Directors. In addition, the agreement provides that, on or as soon as practicable after the commencement date of his employment with the Company, Mr. Abrams will be granted a stock option award under the Company’s 2013 Stock Incentive Plan (the “Plan”) to purchase up to 500,000 shares of the Company’s common stock, which award is to vest over a three-year period with 33.3% of the shares subject to the award to vest on the one-year anniversary of the start date, and 1/24th of the remaining unvested shares subject to the initial option shall vest commencing on each of the next twenty-three (23) monthly anniversaries thereafter, subject to Mr. Abrams’ continued service for the Company through each vesting date. Such stock option award was approved by the Board of Directors with a date of grant of May 3, 2021 and an exercise price per share equal to the closing price on his first day of employment.

If the employment agreement is terminated by the Company at any time after June 2, 2021 other than “For Cause” (as defined in the agreement), or if the employment agreement is terminated by Mr. Abrams at any time for “Good Reason” (as defined in the agreement), then Mr. Abrams, upon signing a release in favor of the Company, would be entitled to severance in an amount equal to six (6) months of Mr. Abrams’ then-current annual base salary payable in the form of salary continuation. In the event of a termination by the Company at any time after June 2, 2021 other than For Cause, Mr. Abrams will also be entitled to receive monthly payment of his health, dental and vision benefits coverage premiums until the earlier of (i) 12 months following the date of such termination, or (ii) the date Mr. Abrams becomes covered under another employer’s health plan.

The employment agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is the executive’s commission of a crime involving dishonesty, breach of trust, or physical harm to any person, the executive’s willful engagement in conduct that is in bad faith and materially injurious to the Company, the executive’s commission of a material breach of the employment agreement, the executive’s willful refusal to implement or follow a lawful policy or directive of the Company, or the executive’s engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and (b) “Good Reason” is a material and adverse change in the executive’s authority, duties, or responsibilities with the Company or reporting relationship within the Company.

The foregoing description of the terms of the Amendment and] Mr. Abrams’ employment agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.1	Amendment No. 1 to Transition Agreement, dated December 31, 2020, by and between Arch Therapeutics, Inc. and Richard Davis

10.2	Executive Employment Agreement, effective May 3, 2021, by and between Arch Therapeutics, Inc. and Michael S. Abrams

99.1	Press Release issued by Arch Therapeutics, Inc. on May 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: May 3, 2021	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer